POWER OF ATTORNEY
Each of the undersigned, in his or her capacity listed below and not individually, constitutes and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris (acting alone and without the other) to act as attorney-in-fact and agent with authority of substitution and resubstitution of him or her in his or her name, place and stead, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to comply with the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended, and execute all registration statements on Form N-14, and any amendment or supplement thereto, applicable to the merger of Guggenheim Enhanced Equity Income Fund and/or Guggenheim Credit Allocation Fund with and into Guggenheim Strategic Opportunities Fund (“GOF”), including with respect to the registration or offering of GOF’s common shares of beneficial interest, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 27th day of April, 2021.

/s/ Randall C. Barnes	/s/ Sandra G. Sponem
Randall C. Barnes (Trustee) /s/ Angela Brock-Kyle	Sandra G. Sponem (Trustee) /s/ Ronald E. Toupin, Jr.
Angela Brock-Kyle (Trustee) /s/ Thomas F. Lydon, Jr.	Ronald E. Toupin, Jr. (Trustee) /s/ Brian E. Binder
Thomas F. Lydon, Jr. (Trustee) /s/ Ronald A. Nyberg	Brian E. Binder (Chief Executive Officer and President (Principal Executive Officer)) /s/ John L. Sullivan
Ronald A. Nyberg (Trustee)	John L. Sullivan (Chief Financial Officer, Treasurer and Chief Accounting Officer (Principal Financial and Accounting Officer))

POWER OF ATTORNEY
The undersigned, in her capacity listed below and not individually, constitutes and appoints Mark E. Mathiasen and Michael P. Megaris (acting alone and without the other) to act as attorney-in-fact and agent with authority of substitution and resubstitution of her in her name, place and stead, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to comply with the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended, and execute all registration statements on Form N-14, and any amendment or supplement thereto, applicable to the merger of Guggenheim Enhanced Equity Income Fund and/or Guggenheim Credit Allocation Fund with and into Guggenheim Strategic Opportunities Fund (“GOF”), including with respect to the registration or offering of GOF’s common shares of beneficial interest, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue thereof.
As to the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 27th day of April, 2021.

/s/ Amy J. Lee                     _
Amy J. Lee (Trustee)